Exhibit 99.2

Biomea Fusion Announces Pricing of Public Offering of Securities

REDWOOD CITY, Calif., June 17, 2025 – Biomea Fusion, Inc. (“Biomea”) (Nasdaq: BMEA), a clinical-stage diabetes and obesity company, today announced the pricing of its previously announced underwritten public offering consisting of (i) 19,450,000 shares of its common stock and accompanying warrants to purchase an aggregate of 19,450,000 shares of common stock (or pre-funded warrants in lieu thereof) and (ii) in lieu of common stock, to certain investors, pre-funded warrants to purchase an aggregate of up to 550,000 shares of its common stock and accompanying warrants to purchase an aggregate of 550,000 shares of common stock (or pre-funded warrants in lieu thereof), at an exercise price of $0.0001 per pre-funded warrant. In addition, Biomea has granted the underwriters a 30-day option to purchase up to an additional 3,000,000 shares of common stock and/or warrants at the public offering price, less underwriting discounts and commissions. The common stock and pre-funded warrants are being sold in combination with an accompanying warrant to purchase one share of common stock (or a pre-funded warrant in lieu thereof) issued for each share of common stock or pre-funded warrant sold. The accompanying warrant has an exercise price of $2.50 per share, is immediately exercisable from the date of issuance and will expire eighteen months from the date of issuance. The combined offering price of each share of common stock and accompanying common stock warrant is $2.00. The combined offering price of each pre-funded warrant and accompanying common stock warrant is $1.9999.

All of the shares, pre-funded warrants and accompanying common stock warrants in the offering are being sold by Biomea. The gross proceeds to Biomea from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $40 million, excluding any exercise of the underwriters’ option to purchase additional shares and/or warrants. The offering is expected to close on June 20, 2025, subject to the satisfaction of customary closing conditions.

Jefferies is acting as sole book-running manager for the offering

The shares of common stock, pre-funded warrants and common stock warrants and shares of common stock issuable upon the exercise of the pre-funded warrants and common stock warrants are being offered by Biomea pursuant to an effective shelf registration statement on Form S-3 (File No. 333-267884), that was previously filed with the U.S. Securities and Exchange Commission (“SEC”) on October 14, 2022 and declared effective on October 24, 2022. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on June 17, 2025 and is available for free on the SEC’s website located at http://www.sec.gov. The final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov.

Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may also be obtained from: Jefferies LLC by mail at Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biomea Fusion

Biomea Fusion is a clinical-stage diabetes and obesity medicines company focused on the development of its oral small molecules, icovamenib and BMF-650, both designed to significantly improve the lives of patients with diabetes, obesity, and metabolic diseases.

Visit us at biomeafusion.com and follow us on LinkedIn, X and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Biomea’s beliefs and expectations regarding the anticipated public offering; uncertainties related to market conditions and statements regarding timing, size and expected proceeds of the proposed offering, and Biomea’s research, development and regulatory plans, the progress of ongoing and upcoming clinical trials and the timing of such events. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to completion of the public offering on the anticipated terms, or at all, market conditions and statements regarding the expected gross proceeds of the offering, timing of closing of the offering, the satisfaction of customary closing conditions related to the offering and sale of securities and Biomea’s ability to complete the offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Biomea’s most recent annual report on Form 10-K filed on March 31, 2025 and subsequent quarterly reports on Form 10-Q, filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Biomea’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the offering filed with the SEC. Any forward-looking statements contained in this press release represent Biomea’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Biomea explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Contact:

Meichiel Jennifer Weiss

Sr. Director, Investor Relations and Corporate Development

IR@biomeafusion.com